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                                                                    EXHIBIT 99.1



April 3, 2002



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen/Ladies:


         Arthur Andersen LLP, our independent public accountants, has represented to us that their review of the consolidated condensed financial statements of ProLogis Trust and subsidiaries, included in our Quarterly Report on Form 10-Q/A#1 for the period ended June 30, 2001 was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and that there was appropriate continuity of Arthur Andersen personnel working on the review, availability of national office consultation and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portion of the review.


                                Sincerely,


                                PROLOGIS TRUST



                                /s/ WALTER C. RAKOWICH
                                ---------------------------------------------
                                Walter C. Rakowich
                                Managing Director and Chief Financial Officer